UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 10, 2009

Date of report (date of earliest event reported)

Foundation Coal Holdings, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-32331	42-1638663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 Corporate Boulevard, Suite 300, Linthicum Heights, MD 21090-2227

(Address of Principal Executive Offices)

(410) 689-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed, on May 11, 2009, Foundation Coal Holdings, Inc. (“Foundation”) and Alpha Natural Resources, Inc. (“Alpha”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Foundation and Alpha will merge (the “Merger”), and the surviving corporation of the Merger (the “Surviving Corporation”) will be named Alpha Natural Resources, Inc. On June 24, 2009, the Securities and Exchange Commission declared effective Foundation’s registration statement on Form S-4, as amended, (the “Registration Statement”). Also as previously disclosed, on June 25, 2009, a putative class action and derivative lawsuit was commenced in the Circuit Court of the State of Maryland for Anne Arundel County against Foundation as a nominal defendant, Alpha, and all of the members of Foundation’s board of directors seeking, among other things, class action status, compensatory and/or rescissory damages and attorney’s fees and costs in an amount to be determined at trial (the “Action”). On June 29, 2009, plaintiff filed a motion for a Temporary Restraining Order, expedited discovery and a date for a preliminary injunction hearing. The court scheduled a hearing on plaintiff’s motion for July 2, 2009. In advance of the hearing, plaintiff and Foundation reached an agreement on a schedule for expedited discovery.

On July 10, 2009, the parties agreed in principle to settle the Action. Under the terms of the proposed settlement, all claims relating to the Merger and the Registration Statement will be dismissed and released on behalf of the settlement class. The proposed settlement is subject to certain conditions, including but not limited to consummation of the Merger and court approval.

Foundation believes that no further supplemental disclosure is required under applicable laws and defendants deny any liability or wrongdoing; however, to avoid the risks inherent in any litigation and the risk that the Action could delay or adversely affect the Merger and to minimize the expense of defending the Action, we have agreed, pursuant to the terms of the proposed settlement, to make certain additional disclosures, all of which are set forth below. Information concerning the Merger is contained within, or incorporated by reference into, our Registration Statement, which contains a joint proxy statement/prospectus that we mailed to Foundation’s stockholders on or about June 26, 2009. The Registration Statement is supplemented by, and should be read as part of, and in conjunction with, the information filed in this current report on Form 8-K. As part of the proposed settlement the defendants have agreed not to oppose a request by plaintiff’s counsel for no more than $600,000 for their fees and expenses, subject to final approval of the settlement and such fees and expenses by the court and the consummation of the Merger. The proposed settlement will not change any terms of the Merger or Merger Agreement or affect the amount of merger consideration to be paid to Foundation’s stockholders in the Merger.

Additional Disclosure Regarding the Background of the Merger

The following disclosure supplements the discussion concerning the May 3, 2009 meeting of the Foundation board of directors and should be read as the last sentence of the fifth full paragraph at page 54 of the Registration Statement:

“Since Foundation senior management had engaged in preliminary negotiations with several other companies in the US energy industry since Foundation’s initial public offering in August 2004 and in all such cases no commitment to a transaction resulted following the initial stages of discussions and due diligence due to various factors such as the value of the proposed transaction and the likelihood and timing of regulatory approvals associated with any proposed transaction and the Board directed that any transaction with Alpha should contain a customary break-up fee within the range of those in similar transactions allowing other parties the opportunity to make an offer following announcement of a transaction with Alpha, the Board did not authorize Barclays Capital to solicit indications of interest from third parties with respect to the purchase of Foundation.”

Additional Disclosure Regarding the Opinion of Foundation’s Financial Advisor

The following disclosure (i) supplements the discussion concerning Barclays Capital’s qualitative judgments concerning the differences between the characteristics of the selected transactions in the transaction premium analysis and the merger that would affect the acquisition values of the target companies and Foundation and (ii) should be read after the third sentence in the third full paragraph at page 74 of the Registration Statement:

“Specifically, Barclays Capital made the judgment that all-stock mergers involving U.S. targets with enterprise valuations from $1 to $5 billion since 2005 are the appropriate parameters from which to select the transactions reviewed in the transaction premium analysis. In addition, Barclays Capital made the professional judgment that transactions involving unsolicited tender offers, self-tenders, spin-offs, split-offs, acquisitions of less than a 50% interest and acquisitions of certain financial institutions should be excluded from such group of selected transactions because such transactions are not comparable to the merger and, therefore, not appropriate to include in the group of selected transactions. The resulting group of selected transactions considered in the transaction premium analysis comprised a wide range of transactions across various industries over a significant period of time. As such, it was not appropriate to focus the transaction premium analysis on a particular transaction or transactions within the group of selected transactions. Rather, Barclays Capital reviewed the high, low, mean and median premiums paid in all of the selected transactions on a one day, one week and one month prior to announcement basis.”

The following disclosure supplements the discussion concerning Barclays Capital’s trading of securities of Foundation or Alpha for its own account and the accounts of its customers and should be read after the second sentence of the fourth full paragraph at page 76 of the Registration Statement:

“As of the date that Barclays Capital rendered its opinion, Barclays Capital and certain of its affiliates maintained a long position of approximately 1.5 million shares of Alpha common stock, which constituted approximately 2% of the outstanding stock of Alpha. As of the same date, Barclays Capital and certain of its affiliates maintained a long position of approximately 300,000 shares of Foundation common stock, which constituted less than 1% of the outstanding stock of Foundation.”

The following disclosure supplements the discussion concerning the date of the agreement with Barclays Capital to provide a commitment to participate in the combined company’s credit facility and concerning the fees received by Barclays Capital in connection with its participation in the combined company’s credit facility and should be read at the end of the last sentence in the fourth full paragraph at page 76 of the Registration Statement:

“Barclays Capital agreed shortly before the execution of the Merger Agreement to provide such commitment and will receive fees in connection therewith which are expected to total approximately $1 million. These fees are comparable on a pro-rata basis to the fees being paid to the other lenders providing funds in the credit facility.”

The following disclosure supplements the discussion concerning the Foundation Projections reviewed by Barclays Capital in arriving at its opinion and should be read at the end of the second bullet point prior to the parenthetical at page 70 of the Registration Statement:

“based on Foundation management’s assumptions with respect to tons of coal produced, cost of production, demand and pricing, capital expenditures and other factors anticipated for the years 2009 through 2013”

The information filed under this Form 8-K shall be deemed incorporated by reference into the joint proxy statement/prospectus that is included in the Registration Statement.

About Alpha

Alpha Natural Resources, Inc. is a leading supplier of high-quality Appalachian coal to the steel industry, electric utilities and other industries. Approximately 88 percent of the company’s reserve base is high Btu coal and 83 percent is low sulfur, qualities that are valued by electric utilities that use steam coal. Alpha is also the nation’s largest supplier and exporter of metallurgical coal, a key ingredient in steel manufacturing. Alpha and its subsidiaries currently operate mining complexes in four states, consisting of 50 mines supplying 10 coal preparation and blending plants. Alpha and its subsidiaries employ more than 3,600 people.

About Foundation

Foundation Coal Holdings, Inc., through its affiliates, is a major U.S. coal producer operating mines and associated processing and loading facilities in Pennsylvania, West Virginia, and Wyoming. Through its subsidiaries Foundation Coal employs approximately 3,000 people and produces approximately 70 million tons of coal annually, largely for utilities generating electricity. Foundation’s corporate offices are in Linthicum Heights, Md.

Forward Looking Statements

Information set forth herein contains forward-looking statements, which involve a number of risks and uncertainties. Alpha and Foundation caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Alpha and Foundation, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of Alpha or Foundation stockholders to approve the transaction; the risk that the businesses will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; the calculations of, and factors that may impact the calculations of, the acquisition price in connection with the proposed merger and the allocation of such acquisition price to the net assets acquired in accordance with applicable accounting rules and methodologies; general economic conditions that are less favorable than expected; changes in, renewal of and acquiring new long term coal supply arrangements; and competition in coal markets. Additional factors that may affect future results are contained in Alpha’s and Foundation’s filings with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s web site http://www.sec.gov. Alpha and Foundation disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Important Additional Information and Where to Find It

In connection with the proposed merger, Foundation has filed with the SEC a registration statement on Form S-4 (commission file number 333-159801), as amended, that includes a preliminary joint proxy statement/prospectus of Alpha and Foundation regarding the proposed merger. The registration statement was declared effective by the SEC on June 24, 2009, and a definitive joint proxy statement/prospectus has been mailed to Foundation and Alpha stockholders on or about June 26, 2009 in connection with the proposed merger. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE MERGER FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. You may obtain copies of all documents filed with the SEC regarding the proposed merger, free of charge, at the SEC’s website (http://www.sec.gov). Free copies may also be obtained by accessing Foundation’s website (http://www.foundationcoal.com) under “Investors/Financial Information & SEC Filings” or Alpha’s website (http://www.alphanr.com) under “Investor Relations/SEC Filings”, or by directing a request to Foundation at 999 Corporate Boulevard, Suite 300, Linthicum Heights, Maryland 21090, Attn: Investor Relations or to Alpha at One Alpha Place, P.O. Box 2345, Abingdon, Virginia 24212, Attn: Investor Relations.

Participants in Solicitation

Alpha, Foundation and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in favor of the proposed merger may be found in the definitive joint proxy statement/prospectus filed by Alpha and Foundation with the SEC on June 25, 2009. You can find information about Alpha’s and Foundation’s directors and executive officers in their respective definitive proxy statements filed with the SEC on April 3, 2009. You can obtain free copies of these documents from Alpha or Foundation using the contact information above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FOUNDATION COAL HOLDINGS, INC.

	By:	/s/ Frank J. Wood
	Name:	Frank J. Wood
	Title:	Senior Vice President and Chief Financial Officer

DATE: July 13, 2009